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                   Merrill Lynch Global Allocatlon Fund, Inc
                                    Class B


                                                        EXHIBIT-99.16(b)



                                                                   Period from
                                                                     02/03/89
                                                                   (inception)
                                                                  to 04/30/89
                                                                  -------------

    Initial investment                                             $1,000.00

    Divided by Net Asset Value                                         10.00
                                                                  -------------
    Equals Shares Purchased                                           100.00

    Plus Shares Acquired through
      Dividend Reinvestment                                             0.00
                                                                  -------------
    Equals Shares Held
      at 04/30/89                                                     100.00

    Multiplied by Net Asset
      Value at 04/30/89                                                10.10
                                                                  -------------
    Equals Ending Value before
       deduction for contingent
       deferred sales charge                                        1,010.00

    Less deferred sales charge                                        (40.00)
                                                                  -------------
    Equals Ending Redeemable
       Value of a $1,000
       Investinent (ERV)                                             $970.00
                                                                  -------------
    Divided by $1,000 (P)                                             0.9700

    Subtract 1                                                       (0,0300)

    Expressed as a percentage
      equals the Aggregate Total
      Return for the Period (T)                                        (3.00%)
                                                                  =============

      ERV divided by P                                                 0.9700

      Raise to the power of                                        4.24448217

      Equals                                                           0.8727

      Subtract 1                                                      (0.1273)

       Expressed as a percentage
         equals the Average
         Annualized Total Return                                       (12.73%)
                                                                  =============